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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51714 of Let's Play Sports, Inc. on Form SB-2 of our report dated December 6, 2000 on the consolidated financial statements of Let's Play Sports, Inc. and Subsidiaries, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                      Ehrhardt Keefe Steiner & Hottman PC


Denver, Colorado
February 28, 2001